UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SANTARO INTERACTIVE ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Nevada	333-165751	27-1571493
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

901C, 9th Floor, Building 4, Courtyard 1
Shangdi East Road, Haidian District, Beijing 100025
(Address of principal executive offices, including zip code)

15911041464
(Registrant's telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:   ☐   .

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box: ☒

Securities Act registration statement file number to which this form relates: File No. 333-165751

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock with a par value of $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock, set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form S-1/A, (File No. 333-165751), filed with the Securities and Exchange Commission on June 7, 2010 (the “Registration Statement”), is hereby incorporated by reference in response to this item.

Item 2.    Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant. *

* Incorporated by reference to the Registrant’s Registration Statement on Form S-1/A (File No. 333-165751) filed with the Securities and Exchange Commission on June 7, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 30, 2011

SANTARO INTERACTIVE ENTERTAINMENT COMPANY

/s/Zhilian Chen
Zhilian Chen
President and Director